Exhibit 10.6.4

CONFIDENTIAL TREATMENT REQUESTED BY 724 SOLUTIONS INC.

HP 724 AMENDMENT 7
TO
PRIOR TERMS AND CONDITIONS
BETWEEN
724 SOLUTIONS (US) INC.
AND
HEWLETT-PACKARD COMPANY

Hewlett-Packard Company (“HP”) wishes to purchase from 724 Solutions (US) Inc. (“724”) the consulting products and services described below (“Services”) and license from 724 its XMG product, in furtherance of an HP project for one of HP’s direct customers (“Customer”).  724 will perform the Services in accordance with the terms and conditions set forth in this Letter Agreement and applicable law.  It is further agreed that, except as amended herin, all terms and conditions of the original contracts and amendments as stated therein shall remain in full force and effect.

This Amendment does not obligate HP to purchase any Services from 724.  Purchases, if any, will be specified on a HP purchase order issued to 724 by HP.  HP requires Seller to submit invoices electronically, as defined in attached document “IP US Supplier.pdf”.

The order of precedence for the HP and 724 Solutions agreements are as follows:
1.	HP Purchase Order
2.	New Statement of Work for the 2004 customer requirements
3.	HP 724 Amendment 7
4.	Previous Statement of Work
5.	Original HP and 724 Solutions Contract

1.0  SCOPE AND TERM

1.1  SCOPE
The terms and conditions of this Amendment No.7 to previous terms and conditions of the HP and 724 contracts apply only in connection with Sprint PCS’ procurement of the NGG System and Products and Services to be used as a part of the NGG System as defined in the SPA.

1.1.1  SPRINT DECISION TO EXECUTE NGG TARGET STATE ARCHITECTURE:
The HP and 724 obligations of this Amendment are dependent on HP’s receipt of (i) written confirmation of Sprint’s requirements, and (ii) authorization for HP to proceed with the NGG Target State Architecture (“TSA”) for [**] Transactions per Second no later than December 31, 2004.  Any delay in HP’s receipt of such confirmation and authorization will result in delays to the impacted scope and service levels.

[**] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED.

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1.2  Software Warranty

During Sprint STIC testing, the number of Severity 1 and 2 defects will not exceed [**]% of the overall executed test cases.  If this metric is exceeded, Sprint has the right to reject the Software, Software Feature Enhancement or Software Upgrade.  If after 5 business days following Sprint’s rejection of the Software, Software Feature Enhancement or Software Upgrade, 724 has not fixed the severity 1 and 2 defects, 724 will pay to HP  $[**] for every day (to a maximum of $[**] per year) the Software, Software Feature Enhancement or Software Upgrade exceeds this metric.  The resulting penalty will be withheld from the quarterly payments described in Section 4 of this document.  HP acknowledges that it is sharing equally this warranty with 724.  Additionally, once Sprint has rejected a 724 software release due to the number of severity 1 and 2 defects, 724 will provide HP with “material” access to XMG and SSE source code, as defined in Section 5.4 of this addendum.. If HP fails to maintain a functioning HP Lab during the term of this agreement, this warranty will become invalid.

1.2.1  Resource Warranty

724 will provide one (1) technical onsite resource for STIC testing and one (1) technical onsite resource for certain specified production Software, Software Feature Enhancement or Software Upgrade installation at no additional charge to HP.  All technical resources will be proficient in the NGG Application Software or such resources will have access to additional resources proficient in all areas of the NGG System.

1.3  TERM

The term of this Amendment No. 7 shall commence upon execution of this amendment (“Effective Date”) and continue for thirty-six (36) consecutive months  unless earlier terminated in accordance with this Amendment No.7 or other Agreements.

2.0  DEFINITIONS

The following definitions are added to the agreements.

“Distribution Site” means the existing NGG sites as of the Effective Date of this Amendment 7.

“TPS” means transaction per second which will be calculated by adding the [**] highest transaction peak [**] intervals per quarter and dividing the sum by [**].

[**] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED.

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“Transaction” means a successful get or post (includes https connection).  A “get” is the method to retrieve information (in the form of an entity) that is identified by the request-URI.  A successful get means to successfully retrieve this information from a handset through the gateway to the web site, back to the gateway and to the handset.  A “post” is the method to request that the origin server accept the entity enclosed in the request as a new subordinate of the resource identified by the request-URI in the Request-Line.  A successful post is delivery of this information received from the handset to the gateway and on to the web site.

3.0  724 SERVICES

Please refer to attached Exhibit.

4.0  GENERAL SCOPE OF NGG APPLICATION SOFTWARE LICENSE
Section 13.1 is deleted in its entirety and replaced with the following:

Fixed Fee:

1.

HP will pay for the license to use the NGG Application Software on a quarterly and monthly fixed fee basis.  The fixed fees defined in the following table will be paid for [**] consecutive months with the first quarterly invoice being issued on the Effective Date of this Amendment 7.

Invoice Milestone	Estimated Invoice Date	Invoice Amount

Upon [**]	[**]	$[**]
Upon [**]	[**]	$[**]
Month [**] through [**]	[**] through [**]	$[**] per Month
Month [**] through [**]	[**] through [**]	$[**] per Month

2.	Based on HP making payment of each required quarterly or monthly payments, there are no restrictions regarding the number of Subscribers that Sprint can enlist during such quarter or month.
3.

After HP has made the [**] payments and the [**], Sprint will then have the right to continue to add an unlimited number of Subscribers on a perpetual basis at no additional cost to Sprint for use of the software.

4.

In the event HP chooses to discontinue payment of the quarterly or monthly fees prior to the payment of the [**] payments and the [**] payment, Sprint will be entitled to continue to use the licenses on a perpetual basis for the total number of Subscribers Sprint has enlisted up to and including the final quarter or month for which Sprint has paid the quarterly or monthly fee.

[**] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED.

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Quarterly Reports:

1.

No later than [**] business days following the end of each quarter for which HP pays the fees defined above, Sprint shall submit to HP & 724 a report including at least the number of Subscribers enlisted during the previous quarter.  The actual content and format of this report will be mutually agreed upon by the parties.  In the event HP chooses to discontinue making the required quarterly or monthly payment, this information will be used to calculate the number of Subscribers that Sprint can continue to have using the software on a perpetual basis.

4.1 Support for XMG and SSE Code.

1.	HP will pay for XMG Support on a monthly/quarterly fixed fee basis, in advance per quarter or month per the following table:

Invoice Milestone	Estimated Invoice Date	Invoice Amount

Upon [**]	[**]	$[**]
Upon [**]	[**]	$[**]
Months [**] through [**]	[**] through [**]	$[**]
Months [**] through [**]	[**] through [**]	$[**]

2.	HP will pay for SSE Code Support on a monthly/quarterly fixed fee basis, in advance per quarter or month, per the following table:

Invoice Milestone	Estimated Invoice Date	Invoice Amount

Upon [**]	[**]	$[**]
Upon [**]	[**]	$[**]
Months [**] through [**]	[**] through [**]	$[**]

5.0 WARRANTIES

5.1 NGG System Capacity Performance Warranty
During the Term of this Amendment No. 7 724 and HP represent and warrant to Sprint PCS that the NGG System will support all functional processing currently in production and including future releases of 4.1 and 4.2 and will support a minimum of [**] TPS per Distribution Site in Sprint’s production environment no later than [**].

[**] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED.

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HP and 724 will conduct a certification of the system’s ability to process [**] TPS per site.  HP intends to use HP resources that are not affiliated with the current NGG delivery team, and the certification will be tested within HP’s Test Lab.  A certification plan will be agreed to between HP and Sprint within 45 days of execution of Sprint’s notification that they wish to proceed with the TSA.

[**] TPS Certification and future verification:  The NGG solution will be certified under the Certification Process as defined in the attachment. Any future verification of committed TPS throughput will be based on the configuration and criteria agreed upon at the time the original certification was performed.

HP and 724 will present to Sprint such certification no later than [**] such certification shall be paid solely by HP and 724 (HP paying for HP resources and 724 paying for 724 resources).  Following [**], HP and 724 warrants that the NGG System will sustain the [**] TPS performance capacity throughout the entire Term of this Amendment 7.

HP and 724 acknowledges that time is of the essence and failure to meet the [**] capacity performance obligations will cause serious harm to Sprint PCS.  Accordingly, if HP and 724 fails to support the minimum [**] TPS per distribution site capacity performance obligation by [**], for causes attributable to 724 and its employees, agents and subcontractors, The parties agree that 724 shall provide HP with “material” access to XMG and SSE source code, as defined in Section 5.4 of this addendum.  724 agrees to apply best efforts to incorporate jointly identified capacity and stability improvements into the code in a timely manner.

5.1.1  NGG TSA DECISION DELAY
Any delay in Sprint’s decision to move forward with the NGG TSA pursuant to Section 1.1.1 will result in an equivalent delay to the [**] certification requirement as described in Section 5.1 and any associated obligations or terms related to the [**] certification requirement.

5.2 Product Warranty
During the Term of this Amendment 7, 724 warrants that best efforts will be used to ensure NGG System performance is not adversely impacted by software modifications, including the support of the activities outlined in Exhibit 1, and, when required, reasonable cooperation in the use of the material access to code, as outlined in Section

5.2.1  NGG TSA DECISION DELAY
Any delay in Sprint’s decision to move forward with the NGG TSA pursuant to Section 1.1.1 will result in an equivalent delay to the [**] certification requirement as described in Section 5.2 and any associated obligations or terms related to the [**] certification requirement.

[**] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED.

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5.3 Warranty Conditions and Exclusions
The warranties as provided in Sections 5.1 and 5.2 are based upon the commitment from Sprint that Sprint will maintain each distribution site TPS throughput well within [**] TPS at any given point of time under normal operations.  In the event the Sprint throughput is in excess of [**] TPS for thirty (30) calendar days during any floating ninety (90) day period, Sprint may need to upgrade the hardware for the NGG System in order to achieve the performance levels set forth herein.  If Sprint decides that it will not acquire such hardware upgrade, the warranties in Sections 5.1 and 5.2 will no longer be applicable.  Additionally, from the time that HP advises Sprint that a hardware upgrade is required HP will not be held accountable for associated performance penalties, liquidated damages, etc. until such time as the upgraded hardware is installed an in production.

For the purpose of clarification, floating ninety (90) day periods will begin on each date when the Sprint throughput is in excess of [**] TPS and will continue for ninety (90) calendar days thereafter, and as such there may be multiple floating ninety (90) day periods that overlap (i.e. (i) if on January 10 the throughput is in excess of [**] TPS, this ninety (90) day floating period would end on April 9 and (ii) if on January 15 another throughput is in excess of [**] TPS, this additional ninety (90) day floating period for the January 15 excess throughput would end on April 14 and (iii) if on January 17 another throughput is in excess of [**] TPS, this additional ninety (90) day floating period for the January 15 excess throughput would end on April 16, etc..

5.4  Framework For Code Access

This section describes HP and 724 agreement for HP to be given “material” access to XMG and SSE code.

Definition of Material Access
For the purpose of this addendum “material” access shall mean that, upon mutual agreement between the parties, HP has the ability to suggest improvements/fixes and collaboratively make enhancements to the source code through a predetermined procedure.

•	HP employees with access to 724 software code will sign all necessary Non-Disclosure Agreements
•	724 will continue to own all rights to intellectual property that they currently have within the existing NGG agreements.
•	HP’s understands that 724 & Sprint have joint ownership of SSE Code and that 724 has full ownership of everything else.
•	Access will be provided in a controlled environment, (e.g., clean room at 724 facilities).
•	724 will make all reasonable efforts to incorporate the identified improvements within a timely manner.
•	All code modifications resulting from code access will be managed and owned by 724.

[**] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED.

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Predetermined Procedure for Code Access:

•	Sprint formally notifies HP Project Lead in writing of “event.”
•	HP formally notifies 724 Project Lead in writing of “event.”
•	HP and 724 mutually agree that such “material” access to source code is necessary
•	724 provides access to code within 7 business days of receipt of mutual agreement.
•	724 and HP Team begin access review in clean room.
•	Improvements identified and feed into the Planning Process.
•	Planning Process schedules improvements.
•	Weekly status reports provided to Sprint throughout this process.

724 Participation

If an event that triggers the need for HP to access 724 software code, 724 will apply skilled resources to assist HP in the review of source code, identify improvement opportunities and implement changes.  Estimated to be 2 resources full-time for 3 months.

General Enforcement of Material Access to 724 Code:

At any point in time, as deemed necessary by HP and mutually agreed to by 724 for the purpose of meeting HP’s commitments to Sprint in order to support the stability and/or capacity of the NGG solution, HP will enforce their agreement with 724 that allows HP Material Access to all necessary 724 code.  A reasonable request for Material Access may be based on concerns related to the stability of and/or capacity concerns with the environment.

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ATTACHMENT II
SPRINT PCS NGG SYSTEM MAINTENANCE SERVICES
Section 2.0 Maintenance Services Fees and Increases

Operations Warranty

Sprint has asked for an “Operational Warranty” defined by the following definitions.

•

“Site Availability” – The requirement for availability at an individual Site will not have been met by HP in the event two (2) or more Site Outages occur at single Site during the period of one (1) calendar month.

•

“Site Outage”– An error caused by the 724 XMG and/or SSE applications that affects performance of the System resulting in a material degradation of the System response time, but which does not rise to the level of a Severity 1 error.

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Site Availability Measurement

HP and Sprint PCS will mutually analyze the Site Availability data to determine the cause of the various Site Outages that occur pursuant to the definition for Site Outage.  In the event a Site Outage is caused by one of the following conditions, HP will not be accountable for payment of any penalties, liquidated damages, etc. associated with such Site Outage:

*	Unplanned downtime due to resolution times of Sprint PCS’ 3rd party support providers that are not under the direct control of HP.
*	Unplanned downtime due to activities outside the reasonable control of HP.
*	Unplanned downtime caused as the result of a problem for which HP has notified Sprint PCS that Planned Downtime should be scheduled.
*	Unplanned downtime caused by failures of Sprint PCS firewalls or the Public Data Switched Network.
*	Unplanned downtime caused by any damage to any facility outside of the Sprint PCS facilities.
*	Unplanned downtime caused by any damage to any Sprint PCS facility.
*

Unplanned downtime caused by Sprint PCS’ non-compliance with the operational procedures jointly agreed to in the BCS Account Support Plan, which will be jointly agreed upon by the parties prior to commencement of Business Critical Support (BCS) described in Schedule II.

*	Unplanned downtime caused by hardware or software other than the Equipment or Software purchased from HP under the SPA (i.e. database, middleware, etc.).
*	Unplanned downtime caused by Sprint PCS’ changes to the NGG System configurations that are not authorized by HP.
*	Unplanned downtime caused by Sprint PCS’ inability to upgrade Sites to keep pace with Subscriber demand.

In the event Site Availability is not met at four (4) or more Sites within the period of one (1) calendar month, HP will:
(i)

Enforce their agreement with their subcontractor “724” to be given Material Access to the necessary 724 code within fifteen (15) days of notification of the fourth Site Outage.  HP access to 724 software code is described in Section 5.4 of this addendum.

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GENERAL
Other than as set forth above, the HP and 724 agreements remains unchanged and in full force and effect.  In the event of conflict between the other terms and this Amendment 7, this Amendment 7 will control.

This Amendment No.7 executed by authorized representatives of Sprint and 724 incorporates the terms and conditions of the Agreement.

724 SOLUTIONS (US) INC.	HEWLETT-PACKARD COMPANY

(Signature)	(Signature)

(Print Name) Glenn Barrett	(Print Name)

(Title) cfo	(Title)

(Date)	(Date)

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EXHIBIT 1

This Exhibit 1 describes services 724 will provide within the scope of this contract at no additional cost.  Identified within this exhibit also are services that will be completed by HP and/or the customer.

1.1 System Integration

Activity Description -
The scope of the System Integration (SI) effort will focus on the Sprint Next Generation Gateway (NGG) System from a total systems environment.  HP will follow a process designed to ensure overall stability and quality of all deliverables of this agreement.  Those activities are further described in the deliverables section.

SI activities will generally be performed at Sprint’s location in the Kansas City Area but will also be performed remotely at HP offices.

Other SI activities not defined in the deliverables section will be managed through the change control process.

Deliverables -
System Integration (General):
•	Project Management – (one HP program manager with responsibility for establishing a PMO and System Integration and one HP project manager to assist in managing the day-to-day activities)
•	Recurring Program Update – HP, 724 and Sprint will jointly agree upon a format and schedule in which a recurring program update (i.e. weekly status report) will be provided
•	Change Management Process Document – HP & 724 will provide a document that explicitly details the methods and procedures that will be followed for change management
•	Change Control Process Document – HP & 724 will provide a document that explicitly details the methods and procedures that will be followed in the Change Control process
•	Release Management Process Document – HP & 724 will provide a document that outlines the methods and procedures that will be followed for release management

System Integration (Concept Phase):
•

Change Request – as Sprint’s requirements evolve and changes are required to the application that were not originally designed into the NGG System, Sprint will provide HP with a written, high-level requirements document that will serve as a request for change.  Once received, HP and a resource directly from 724 will analyze the request for change and prepare a high-level approach document known as a Change Order.  In following Sprint’s TDP, Change Orders will be delivered as a Level 0 estimate (+150% / - 50%) within 5 business days of Sprint’s written request as outlined in the SPA.  Finalized Change Orders will be delivered to Sprint with different SLAs based upon complexity and the date of Sprint’s written request:

• Low complexity projects ($100,000 or less to Sprint) = 4 business days
• Medium complexity projects ($100,000 - $250,000 to Sprint) = 8 business days
• High complexity projects ($250,000 + to Sprint) = 13 business days

System Integration (Design / Analyze Phase):
•

Change Order – for Sprint approved Change Orders; HP and a technical resource from the 724 team, will prepare a detailed design document to be approved by Sprint prior to work commencing.  If requested by HP, 724 will produce a statement of work to accompany the design document.  In preparing the Change Order, HP and a 724 resource will analyze and report any impact to the overall NGG project timeline, estimated impact analysis, testing requirements, and provide a revised Rough Order Magnitude (ROM) estimate (+/- 10%).

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System Integration (Test Approach and Plan):
Based on the type, magnitude, impact, and time sensitivity of a Change Order, HP may request 724 to provide one or more of the following deliverables:

•

Test Plan – a detailed document defining the scope and objective of the test cycle, the resources (people and data) required to perform the test, testing timeline, and the test location or environment.

•

Test MOP – a Methods of Procedures document detailing the individual steps/procedures to be performed in a chronological manner in order to successfully complete the test cycle for a given Change Order

•

Test Cases - a Test cases and expected results, a series of individual test cases/conditions that make up a test plan and their expected results.  There should be both positive and negative test cases that will allow each logical path through the application to be tested for an expected result.

•	Test Scripts - Test scripts, a series of test scripts designed and written to be executed during a given test cycle
•

Test Release Notes - a detailed document describing the exact test lab setup, applicable hardware and software configurations, test criteria, results of the tests any known issues and/or workarounds for a given software release or patch.  This document would typically also include information related to any new features and associated functionalities, along with required system and application details.

•	Test results – a detailed document created as a result of a given test cycle that contains the outcomes of the test cases related to that test cycle

System Integration (Lab Build/Test):

For a given Change Order, any changes to the HP NGG Test Lab and/or configuration activities will primarily be the responsibility of HP, unless otherwise defined by the Change Order which has been mutually agreed upon.

•

Release Notes for HP NGG Test Lab - 724 will provide Release Notes, a detailed document identifying the original baseline and any new features and associated functionalities, along with required system and application details

•

MOP for HP NGG Test Lab - 724 will provide a MOP, Methods of Procedures document detailing the installation and migration procedures required to move from existing setup/configuration to the setup/configuration required for a given release

System Integration (FIT Build/Test):
•	724 will provide Support as described in the existing service levels defined in the current NGG Agreements

System Integration (Production Rollout):
•	724 will provide Support per existing service levels defined in the current NGG Agreements
•

IF requested by HP, 724 will provide at no additional cost to HP Post-mortem report – a high-level document summarizing the lessons learned, the activities that were performed well, and activities which need improvement and ideas on how those improvements might be made on subsequent test cycles and/or releases.

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Acceptance Criteria —
This activity is considered accepted when:
•	HP and 724 collaborate to define and document the Systems Integration Methodology (SIM)
•	724 has provided HP with:
	•	System Development Life Cycle (SDLC) document
	•	Information about 724’s test processes and deliverables as defined in its SDLC
•	End-Customer (Sprint) Acceptance of deliverable

724 Responsibilities -
	•	724 will work with the HP team to provide information about 724’s test processes to the HP NGG Test Lab to allow seamless integration.
	•	If, and when, Sprint’s TDP is modified, such that a change to the SIM is required, at HP’s request, 724 will collaboratively support the changes to the SIM.
•

724 will provide test plans, test scripts, and test data used to test 724’s Sprint NGG System Application Software and support HP’s development of an NGG Test Lab that can properly reproduce a STIC-like testing environment.

	•	724 will work with HP to define interface points between the SIM and 724’s SDLC.
•

724 will collaborate with both HP and Sprint to define a set of test cases that, when the tests are properly executed and the anticipated results achieved, will result in 724 certifying that the HP NGG Test Lab is both functionally and operationally ready.

•

724 will provide a Project Manager to oversee and ensure all 724 resources are assigned as needed, documentation is reviewed and approved, action items are completed on time and is the interface to the 724 management team.

	•	724 will provide adequate resources as mutually agreed upon.

HP Responsibilities
•	In support of the preparation of the SIM, HP will provide resources with knowledgeable of the NGG STIC processes, release to production processes, and support processes.
•

HP will collaboratively work with 724 to define, the primary goals, objectives, and success criteria to be achieved by developing the Systems Integration Methodology.  The SIM will be used as the guiding principals and criteria by which work is scoped, prioritized, and scheduled for every release.

•	HP will obtain Sprint’s STIC test plans, test scripts, and test data and methods as they will provide a more comprehensive means of properly producing a STIC-like test environment.
•	HP will collaborate with 724 on the schedule for the completion of the SIM.
•	HP will provide 724 with at least one (1) week notice of resources required.
•

In order to scope the level of effort HP requires of 724 to support the creation of the SIM as outlined in this Exhibit 1, section1.2.1, HP will conduct one or more sessions with 724 to define 724 responsibilities related to the creation of the SIM.

•	HP will provide Operating System, Oracle database, and other third party expertise on other third-party components within the NGG System, as required in support of developing the SIM.
•

In order to scope the level of effort HP requires of 724 to support all Special Programs outlined in this Exhibit 1, HP will conduct one or more sessions with 724 to define 724 responsibilities related to this process.

•	Sprint will work with the HP/724 team to provide information about Sprint’s test processes to the HP NGG Test Lab to allow seamless integration.
•	If, and when, Sprint’s TDP are modified, Sprint will provide HP with these updated processes and procedures so that the changes can be integrated into HP’s System Integration Common Methods.
•	Sprint will provide access to Sprint’s STIC test plans, test scripts, and test data and methods as they will provide a more comprehensive means of properly producing a STIC-like test environment.
•

Sprint will provide the HP NGG Test Lab with access to test plans, test scripts, and test data used in the Sprint STIC Lab to ensure that the HP NGG Test Lab can properly reproduce a STIC-like testing environment.

•	Sprint will work with HP to define interface points in Sprint’s design phase in order for HP to compress development test and implementation cycles

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•	Sprint will provide written certification that the HP NGG Test Lab is both functionally and operationally ready prior to the HP NGG Test Lab beginning operation.
•	Sprint will communicate application requirements during the analysis and design phase, before HP will begin the development phase
•	Sprint will provide feedback an agreed upon time frame for each release from test results, to enable HP to meet agreed upon SLAs.
•	Sprint will be responsible for reviewing and approving the HP weekly status reports.
•

Sprint needs to provide a Project Manager to oversee and ensure all Sprint resources are assigned as needed, documentation is reviewed and approved, action items are completed on time and is the interface to the Sprint management team.

Assumptions —
•

HP NGG Test Lab will use the Sprint NPO Entrance/Exit checklist as a prerequisite for receiving application code from 724.  Modifications and/or additions will be made to this checklist as deemed necessary by HP.

•	HP will have access to Sprint’s project resources as and when required to enable HP deliverables to be developed and completed in accordance within the agreed schedules.

1.2   HP NGG Test Laboratory

Activity Description -HP will create a NGG Test Lab with the assistance from 724 and Sprint which will provide for testing of the major, minor, patch testing, and emergency fixes of the NGG System Application Software (NGG System) for delivery to Sprint’s STIC environment. The HP lab configuration and architecture will provide for the testing of the features, functionality, and load of the NGG System around Sprint’s configuration and architecture of a large and small gateway site.  The objective of the HP NGG Test Lab is to ensure that the changes to the NGG System are managed from requirements definition, design, development, testing, packaging of the software, changes to the physical environment, and creation of release notes through the release of the software or hardware changes to Sprint’s STIC Lab.

The purpose of establishing a HP test lab is to improve the quality of testing. This testing will focus on the reduction of (SV1 and SV2).  This testing will also focus on improving the processes with regard to , requirements traceability, creation of release notes, creation of MoP’s, packaging, performance measurements, and quality assurance entrance/exit testing criteria as defined in the SIM.

Deliverables –
•	Certification by 724 that the HP NGG Test Lab is both functionally and operationally ready.
•

Updated Common Test Life Cycle Methodology – this is a detailed document outlining  the methods and procedures used in the HP NGG Test Lab for testing, tracking, entrance and exit criteria in collaboration with HP.

•

Approved HP NGG Test Lab Agreement in Principle – this document will be jointly created by Sprint/HP/724 in order to clearly outline the roles and responsibilities of each party in regards to the creation and operation of the HP NGG Test Lab.  In addition to the methods and processes that will be implemented and enforced to ensure that the 724 software releases and patches delivered to the HP NGG Test Lab can be efficiently and thoroughly tested prior to release to the Sprint STIC Lab.

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Acceptance Criteria —

This activity is considered accepted when:

•	HP NGG Test Lab is production certified by all parties (724, HP, Sprint)
•	Tools and methods for testing of NGG software are in place
•	Agreement in Principle is established and agreed upon
•	Deliverables for which 724 is responsible have been received
•	Establishment of Configuration Management and Change Order Methodology for the HP NGG Test Lab

724 Responsibilities

•	724 will work with HP and Sprint to Create an Agreement in Principle for the creation and operation of the HP NGG Test Lab.
•

724 will adhere to the Configuration Management and Change Order Process developed by HP– these documents describe both the change order and configuration management process the will be implemented and enforced by the HP NGG Test Lab in the testing of 724 software releases and patches

•	724 will own resolution of 724 product and 724 SSE Code issues discovered in the Load Test process.
•	724 will work with the HP team to provide information about 724’s test processes to the HP NGG Test Lab to allow seamless integration.
•

724 will provide the HP NGG Test Lab with access to test plans, test scripts, and test data used in during the 724 SDLC to ensure that the HP NGG Test Lab can properly reproduce a STIC-like testing environment.

•	724 will provide written certification that the HP NGG Test Lab is both functionally and operationally ready prior to the HP NGG Test Lab beginning operation.
•

724 will provide a Project Manager to oversee and ensure all 724 resources are assigned as needed, documentation is reviewed and approved, action items are completed on time and is the interface to the 724 management team.

HP Responsibilities –

•	HP will expand the physical architecture of the HP NGG Test Lab for the purpose of testing [**] TPS Certification.
•	Sprint will work with the HP/724 team to provide information about Sprint’s test processes to the HP NGG Test Lab to allow seamless integration.
•

If, and when, Sprint’s test procedures are modified, Sprint will provide HP with these updated processes and procedures so that the changes can be integrated into HP’s System Integration Common Methods.

•

Sprint will provide the HP NGG Test Lab with access to test plans, test scripts, and test data used in the Sprint STIC Lab to ensure that the HP NGG Test Lab can properly reproduce a STIC-like testing environment.

•	Sprint will provide written certification that the HP NGG Test Lab is both functionally and operationally ready prior to the HP NGG Test Lab beginning operation.
•	Sprint will provide timely communication regarding test cases and test results to enable HP to be better able to test the 724 application code prior to delivery to the Sprint STIC Lab.
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In order to scope the level of effort HP requires of 724 to support all Special Programs outlined in this Exhibit 1, HP will conduct one or more sessions with 724 to define 724 responsibilities related to this process

Assumptions —

•

Sprint will communicate any and all changes to the Sprint STIC Entrance Criteria so that the HP NGG Test Lab can make the appropriate modifications to test processes, test scripts, test cases, and/or test data.

[**] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED.

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•	Sprint will provide any and all new wireless devices to the HP NGG Test Lab in order that they may be properly tested on the NGG platform before being used in production.
•

HP NGG Test Lab will use the Sprint NPO Entrance/Exit checklist as a prerequisite for receiving application code from 724.  Modifications and/or additions will be made to this checklist as deemed necessary by HP.

1.6   [**] TPS Certification

Activity Description – If required (based on decision in Section 1.1.1), Sprint, HP and 724 will work together towards defining the [**] TPS certification process and the realization of that requirement.  The target date of the [**] TPS certification will be [**] and will have penalties (see SPA) tied to it if certification is not met by that date.  A jointly agreed to [**] TPS certification plan will be created within forty-five (45) days of execution of this Change Order.

The following fees shall apply to the delivery of the [**] TPS architecture:

Phase 1: Labor - $[**]	Travel - $[**]

Phase 2: Labor - $[**]	Travel - $[**]

In addition, SSE support costs would increase by $[**] per month in months [**] though [**] and a further $[**] per month for months [**] through [**].   Any delay in Sprint’s decision to proceed with the TSA, as defined in Section 1.1.1, will result in a like delay to the SSE support costs.

Activities –

•	Sprint HP and 724 will work together in defining the [**] TPS certification plan within 45 days of the date of execution of the SPA
•	HP and 724 will work together to execute the [**] TPS certification plan.

Deliverables -

•	[**] TPS Certification Plan – this will be a detailed documented created jointly by Sprint, HP and 724 HP on how the TPS certification test will be setup, administered, and measured.
•

[**] TPS Certification Results – this document will be created with data and/or statistics gathered before/during/after the actual execution of the TPS Certification test.  The document will be created by Sprint, HP and 724.

Acceptance -

•	Acceptance of the [**] TPS Certification Plan is when the plan is completed and delivered to Sprint
•	Acceptance of the [**] TPS Certification of the NGG application is when the results document has been completed and presented to Sprint indicating a successful result

724 Responsibilities

•

724 will work with the HP and Sprint teams to create an unbiased TPS Certification Test Plan that will simulate a load of [**] TPS within 45 days of the date of notification from Sprint to proceed with the TSA.

•	724 will provide the HP NGG Test Lab with access to test plans, test scripts, and test data used in the 724 SDLC to enable HP to construct a load test harness for certification testing.

[**] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED.

CONFIDNETIAL

•	724 will provide timely communication regarding test cases and test results to enable HP to be better able to test the SSE and XMG application code and meet the [**] TPS certification requirement.

HP Responsibilities

•	Sprint will work with the HP team and it’s subcontractors to create an unbiased TPS Certification Test Plan that will simulate a load of [**] TPS within 45 days of the date of execution of the SPA
•	Sprint will provide the necessary commitment to working with HP to provide a timely agreement on customized reports to be provided.
•	Sprint will provide the HP NGG Test Lab with access to test plans, test scripts, and test data used in the Sprint STIC Lab to enable HP to construct a load test harness for certification testing.
•	Sprint will provide written verification of [**] TPS certification upon receipt of verifiable certification test results document.
•	Sprint will provide timely communication regarding test cases and test results to enable HP to be better able to test the SSE and XMG application code and meet the [**] TPS certification requirement.
•

Sprint will provide the HP NGG Test Lab with intellectual test property and devices to enable HP to be better able to test the SSE and XMG application code prior to construction of the certification test plan and test harness.

Assumptions —

•

Sprint will communicate any and all changes to the Sprint STIC Entrance Criteria so that the HP NGG Test Lab can make the appropriate modifications to test processes, test scripts, test cases, and/or test data.

•	Sprint will provide any and all new wireless devices to the HP NGG Test Lab in order that they may be properly tested on the NGG platform before being used in production.
•

HP NGG Test Lab will use the Sprint NPO Entrance/Exit checklist as a prerequisite for receiving application code from HP’s Subcontractor.  Modifications and/or additions will be made to this checklist as deemed necessary by HP.

2   Partner Responsibilities

2.1     HP Responsibilities

Sprint will provide a Project Manager or Project Lead responsible for all Sprint aspects of this Project.

Sprint Project Manager or Project Lead must be authorized to make all decisions relative to the Project, including identification and assignment of Sprint resources.

Sprint Project Manager or Project Lead must be made reasonably available to HP personnel throughout the Project’s life.

Sprint Project Manager or Project Lead will be responsible for acceptance of Deliverables in accordance with the Test Plan and Master Project Schedule. Sprint Project Manager will verify compliance of each Deliverable with the Acceptance Criteria defined in the Project Plan.

[**] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED.

CONFIDNETIAL

Sprint Project Manager or Project Lead will be authorized to approve Project changes.

Sprint will assign executives, managers and other personnel, as appropriate, to work with HP throughout the Project’s life.  It is expected that Sprint will engage resources from its engineering, support and maintenance organizations to participate, as appropriate.

Sprint will provide a suitable work area commensurate with the number of on-site HP technical resources. The work area will include desks, chairs, and telephones, and at least one analog line or external WAN/LAN connection suitable for digital data transmission for communicating with HP’s network remotely.

Sprint will provide on-site HP personnel with access to copiers, fax, conference rooms and routine clerical support for setting up project meetings.

Sprint will be responsible for reviewing and approving the contents of the deliverables in accordance with the document review process defined in Section 5.1 of this CHANGE ORDER.

Sprint will assign all appropriate personnel, to work with HP throughout the Project’s life.  As presented to Sprint, HP is proposing a “2 in a box” theory that would partner Sprint and HP resources together, earlier in the development life cycle.  By doing this, HP plans to not only have a better understanding of the upcoming modifications to the NGG platform, but also to be able to compress the development schedules by being involved sooner in the process.  It is expected that Sprint will engage resources from its design, implementation, support, and maintenance organizations to participate, as appropriate.  HP recommends that Sprint’s team consist of the following:

ROLE	MINIMUM AVAILIBILITY TO PROJECT

Sponsor	As required to overcome Sprint issues that impede progress on the engagement

Steering Committee / Project Board

A group of Sprint and HP Executives who will represent the highest authority on the engagement.  Issues to be the responsibility of this body include strategy, resource allocation, issue resolution, the apex of the escalation process, authorization of major change requests, etc.

Project Manager	25% availability required

Capacity Planning Team Lead	Available to the team as needed

System Administrator	Available to the team as needed

Sr. Network Engineer	Available to the team as needed

NGG Ops Engineer	Available to the team as needed

STIC Lab engineer	Available to the team as needed

IT Manager	Available to the team as needed

2.2   724’s Responsibilities

724 will provide a Project Manager or Project Lead responsible for all 724 aspects of this Project.

724 Project Manager or Project Lead must be authorized to make all decisions relative to the Project, including identification and assignment of 724 resources.

724 Project Manager or Project Lead must be made reasonably available to HP personnel throughout the Project’s life.

CONFIDNETIAL

724 Project Manager or Project Lead will be responsible for Deliverables in accordance with the Test Plan and Master Project Schedule.

724 Project Manager or Project Lead will be authorized to scope and price requested Project changes.

724 will assign executives, managers and other personnel, as appropriate, to work with HP throughout the Project’s life.  It is expected that 724 will engage resources from its engineering, support and maintenance organizations to participate, as appropriate.

724 will assign all appropriate personnel, to work with HP throughout the Project’s life.  As presented to 724, HP is proposing a “2 in a box” theory that would partner Sprint, 724, and HP resources working together, earlier in the development life cycle.  By doing this, HP plans to not only have a better understanding of the upcoming modifications to the NGG platform, but also to be able to compress the development schedules by being involved sooner in the process.  It is expected that 724 will engage resources from its design, implementation, support, and maintenance organizations to participate, as appropriate.

724 will only accept change orders or work authorizations from the HP Program Manager.  Any Customer requests from Sprint will be directed to the HP Program Manager.

3   Limitations and Assumptions

All deliverable documentation created for this engagement will be available in both hard copy and electronic format.  The electronic format will be Adobe PDF.  The engagement planning software used for this engagement is Microsoft Project.

HP and 724 services will normally be performed during normal business working hours, Monday through Friday, 8:00 a.m. to 5:00 p.m. CST, excluding Sprint holidays.  Some engagement services may require that work be performed outside of these standard work hours.  Off-hours work will be addressed and handled on a case-by-case basis with HP. 724 Services resources may work remotely or from their local 724 facility office for some periods during this project.

All updates to the NGG Production systems, performed by 724, are performed during the CMC (Change Management Control) window to minimize any impact to the services provided to Sprint Customers.

This is an important project with HP, 724, and Sprint teams working in conjunction toward a common goal. If 724’s delivery schedule is delayed because of non-delivery of another team’s activity, (other than HP), HP may elect to submit a change request to re-schedule their activities & milestones.

If additional work is required to correct, enhance or otherwise change the existing applications or implementation, 724 can provide additional resources to address the finding and implement recommendations. This can be accomplished by an authorized change order to this project or by the creation of an additional project which ever the situation warrants.

4   Other Considerations

4.1          Change Process

This Project has defined Deliverables detailed in this CHANGE ORDER.  If (i) a change outside this CHANGE ORDER affects the, performance, functionality, cost, delivery date, or other technical parameter of a Deliverable, or (ii) 724 delays the Project Schedule for any reason beyond its reasonable control or is

CONFIDNETIAL

unable to fulfill its responsibilities defined in this CHANGE ORDER, and such a change results in increased costs to HP that affect the Project’s pricing, then a change order will be submitted and processed in accordance with the “Change Order” Section of the Consulting Services Agreement, to which this CHANGE ORDER is attached as an Exhibit.

The general change process will be implemented as detailed in the Consulting Services Agreement.  Only HP may initiate a change to the Project for 724.

4.2   Escalation Process

Timely resolution of issues is critical to maintaining Project control and Sprint satisfaction.  The purpose of the escalation process is to ensure that issues are identified and resolved quickly.  The escalation process provides a mechanism to alert Project Managers and other management personnel to issues not being resolved.

Either HP or 724 may escalate a Project issue as follows:

1.          Initially, the issue will be raised to the HP Project Manager or Project Lead

2.          If not resolved at this level, an issue report will be generated and the issue will be escalated to the HP and 724 management teams

5.          Schedule and Milestones

5.1   Schedule

The engagement schedule and actual start date will be negotiated between HP and the Customer after HP receives a signed purchase order and this Change Order from the Customer.

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